Form C

Cover Page

Name of issuer:

Adventure Clubs Inc.

Legal status of issuer:

Form: Corporation

Jurisdiction of Incorporation/Organization: DE

Date of organization: 11/2/2016

Physical address of issuer:

3472 Research Parkway
Suite 104-401
Colorado Springs CO 80920

Website of issuer:

https://www.adventureclubs.com

Name of intermediary through which the offering will be conducted:

Wefunder Portal LLC

CIK number of intermediary:

0001670254

SEC file number of intermediary:

007-00033

CRD number, if applicable, of intermediary:

283503

Amount of compensation to be paid to the intermediary, whether as a dollar amount or a percentage of the offering amount, or a good faith estimate if the exact amount is not available at the time of the filing, for conducting the offering, including the amount of referral and any other fees associated with the offering:

3.0% of the offering amount upon a successful fundraise.

Any other direct or indirect interest in the issuer held by the intermediary, or any arrangement for the intermediary to acquire such an interest:

No

Type of security offered:

- ☐ Common Stock
- ☐ Preferred Stock
- ☐ Debt
- ☑ Other

If Other, describe the security offered:

Simple Agreement for Future Equity (SAFE)

Target number of securities to be offered:

100,000

Price:

$1.00000

Method for determining price:

Pro-rated portion of the total principal value of $100,000; interests will be sold in increments of $1; each investment is convertible to one share of stock as described under Item 13.

Target offering amount:

$100,000.00

Oversubscriptions accepted:

☑ Yes
☐ No

If yes, disclose how oversubscriptions will be allocated:

☐ Pro-rata basis
☐ First-come, first-served basis
☑ Other

If other, describe how oversubscriptions will be allocated:

As determined by the issuer

Maximum offering amount (if different from target offering amount):

$1,000,000.00

Deadline to reach the target offering amount:

5/12/2017

NOTE: If the sum of the investment commitments does not equal or exceed the target offering amount at the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

Current number of employees:

0

	Most recent fiscal year-end:	Prior fiscal year-end:
Total Assets:	$43,306.42	$0.00
Cash & Cash Equivalents:	$14,062.14	$0.00
Accounts Receivable:	$0.00	$0.00
Short-term Debt:	$20,000.00	$0.00
Long-term Debt:	$25,000.00	$0.00
Revenues/Sales:	$787.14	$0.00
Cost of Goods Sold:	$0.00	$0.00
Taxes Paid:	$0.00	$0.00
Net Income:	($16,505.49)	$0.00

Select the jurisdictions in which the issuer intends to offer the securities:

AL, AK, AZ, AR, CA, CO, CT, DE, DC, FL, GA, HI, ID, IL, IN, IA, KS, KY, LA, ME, MD, MA, MI, MN, MS, MO, MT, NE, NV, NH, NJ, NM, NY, NC, ND, OH, OK, OR, PA, RI, SC, SD, TN, TX, UT, VT, VA, WA, WV, WI, WY, B5, GU, PR, VI, 1V

Offering Statement

Respond to each question in each paragraph of this part. Set forth each question and any notes, but not any instructions thereto, in their entirety. If disclosure in response to any question is responsive to one or more other questions, it is not necessary to repeat the disclosure. If a question or series of questions is inapplicable or the response is available elsewhere in the Form, either state that it is inapplicable, include a cross-reference to the responsive disclosure, or omit the question or series of questions.

Be very careful and precise in answering all questions. Give full and complete answers so that they are not misleading under the circumstances involved. Do not discuss any future performance or other anticipated event unless you have a reasonable basis to believe that it will actually occur within the foreseeable future. If any answer requiring significant information is materially inaccurate, incomplete or misleading, the Company, its management and principal shareholders may be liable to investors based on that information.

THE COMPANY

1. Name of issuer:

Adventure Clubs Inc.

COMPANY ELIGIBILITY

2. ☑ Check this box to certify that all of the following statements are true for the issuer.

- Organized under, and subject to, the laws of a State or territory of the United States or the District of Columbia.
- Not subject to the requirement to file reports pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934.
- Not an investment company registered or required to be registered under the Investment Company Act of 1940.
- Not ineligible to rely on this exemption under Section 4(a)(6) of the Securities Act as a result of a disqualification specified in Rule 503(a) of Regulation Crowdfunding.
- Has filed with the Commission and provided to investors, to the extent required, the ongoing annual reports required by Regulation Crowdfunding during the two years immediately preceding the filing of this offering statement (or for such shorter period that the issuer was required to file such reports).
- Not a development stage company that (a) has no specific business plan or (b) has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies.

INSTRUCTION TO QUESTION 2: If any of these statements are not true, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

3. Has the issuer or any of its predecessors previously failed to comply with the ongoing reporting requirements of Rule 202 of Regulation Crowdfunding? ☐ Yes ☑ No

DIRECTORS OF THE COMPANY

4. Provide the following information about each director (and any persons occupying a similar status or performing a similar function) of the issuer.

Director	Principal Occupation	Main Employer	Year Joined as Director
Jedd Schroy	Entrepreneur	Adventure Clubs	2015
Janelle Schroy	Entrepreneur	Adventure Clubs	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

OFFICERS OF THE COMPANY

5. Provide the following information about each officer (and any persons occupying a similar status or performing a similar function) of the issuer.

Officer	Positions Held	Year Joined
Jedd Schroy	Founder	2015
Janelle Schroy	President	2015

For three years of business experience, refer to Appendix D: Director & Officer Work History.

INSTRUCTION TO QUESTION 5: For purposes of this Question 5, the term officer means a president, vice president, secretary, treasurer or principal financial officer, comptroller or principal accounting officer, and Anyperson routinely performing similar functions.

PRINCIPAL SECURITY HOLDERS

6. Provide the name and ownership level of each person, as of the most recent practicable date, who is the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power.

Name of Holder	No. and Class of Securities Now Held	% of Voting Power Prior to Offering
Janelle Schroy	5,000,000 shares of Common Stock	50.0
Jedd Schroy	5,000,000 shares of Common Stock	50.0

INSTRUCTION TO QUESTION 6: The above information must be provided as of a date that is no more than 120 days prior to the date of filing of this offering statement.

To calculate total voting power, include all securities for which the person directly or indirectly has or shares the voting power, which includes the power to vote or to direct the voting of such securities. If the person has the right to acquire voting power of such securities within 60 days, including through the exercise of any option, warrant or right, the conversion of a security, or other arrangement, or if securities are held by a member of the family, through corporations or partnerships, or otherwise in a manner that would allow a person to direct or control the voting of the securities (or share in such direction or control – as, for example, a co-trustee) they should be included as being "beneficially owned." You should include an explanation of these circumstances in a footnote to the "Number of and Class of Securities Now Held." To calculate outstanding voting equity securities, assume all outstanding options are exercised and all outstanding convertible securities converted.

BUSINESS AND ANTICIPATED BUSINESS PLAN

7. Describe in detail the business of the issuer and the anticipated business plan of the issuer.

For a description of our business and our business plan, please refer to the attached Appendix A, Business Description & Plan

INSTRUCTION TO QUESTION 7: Wefunder will provide your company's Wefunder profile as an appendix (Appendix A) to the Form C in PDF format. The submission will include all Q&A items and "read more" links in an un-collapsed format. All videos will be transcribed.

This means that any information provided in your Wefunder profile will be provided to the SEC in response to this question. As a result, your company will be potentially liable for misstatements and omissions in your profile under the Securities Act of 1933, which requires you to provide material information related to your business and anticipated business plan. Please review your Wefunder profile carefully to ensure it provides all material information, is not false or misleading, and does not omit any information that would cause the information included to be false or misleading.

RISK FACTORS

A crowdfunding investment involves risk. You should not invest any funds in this offering unless you can afford to lose your entire investment.

In making an investment decision, investors must rely on their own examination of the issuer and the terms of the offering, including the merits and risks involved. These securities have not been recommended or approved by any federal or state securities commission or regulatory authority. Furthermore, these authorities have not passed upon the accuracy or adequacy of this document.

The U.S. Securities and Exchange Commission does not pass upon the merits of any securities offered or the terms of the offering, nor does it pass upon the accuracy or completeness of any offering document or literature.

These securities are offered under an exemption from registration; however, the U.S. Securities and Exchange Commission has not made an independent determination that these securities are exempt from registration.

8. Discuss the material factors that make an investment in the issuer speculative or risky:

Limited Operating History. Adventure Clubs has a limited operating history. There can be no assurance that the Company will be able to achieve or sustain profitable operations or achieve or sustain cash flow required to conduct day-to-day business.

No Assurance of Profitability. There can be no assurance that the Company will generate sufficient revenues to result in profitability. Adventure Clubs is a company focused on creating local, family-oriented experiences in community with others. The power of group buying coupled with live events at a specific time and place for highly segmented audiences is our core business. There is no established profit generation resulting from sales. This could materially and adversely affect the Company's ability to earn a profit and make distributions to shareholders.

Limited Capitalization and Dilution. The Company is a newly formed entity, and will have limited capitalization. Initial capital will come from the Managers, Lines of Credit and the Members. The Company may issue Shares as the Managers may determine from time to time. The Company will have the power to issue additional Shares in the Company for any reason and at any price. Your Shares, and your percentage ownership of the company may be diluted by additional Shares in the Company being sold to new or existing investors.

Speculative Nature of Investment. The ever-changing economy and state of markets generally reflect conditions in which competition, inflation, unemployment, increases in development, construction and operating costs and fluctuating interest rates may make investments in the Company more speculative than other types of investments.

Lack of Liquidity. Investment in Shares is a long term, illiquid investment. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.

Adventure Clubs is a new company, new idea, with limited history, limited paid users, and limited revenues. There are many serious risks which include the need to raise money through both this offering and and an eventual offering under Regulation A. If the company does not raise enough money through these events, the company may not survive. In addition, the company may not be able to develop projects that become profitable, they may not find partners to jointly develop properties and help support projects financially. The company may invest in projects that end up losing money. The company may get sued for implementing new and disruptive ideas.

No Assurance of Regular Distributions. There can be no assurance that the Company will be able to make regular distributions, if any, or that cumulative distributions will exceed the investment of the Members.

The founders are not currently full time with the company. As such it is likely that Adventure Clubs will not make the same progress as it would were that not the case.

INSTRUCTION TO QUESTION 8: Avoid generalized statements and include only those factors that are unique to the issuer. Discussion should be tailored to the issuer's business and the offering and should not repeat the factors addressed in the legends set forth above. No specific number of risk factors is required to be identified.

The Offering

USE OF FUNDS

9. What is the purpose of this offering?

The purpose of this offering is to raise funds for our general business operations, as described in the "use of proceeds" section below.

10. How does the issuer intend to use the proceeds of this offering?

If we raise: **$100,000**

Use of Proceeds: We'd invest in further app development, develop a core focus in select US cities.

If we raise: **$250,000**

Use of Proceeds: We'd invest in further app development, develop and launch sales teams in 10 US cities.

If we raise: **$500,000**

Use of Proceeds: We'd invest in further app development, develop and launch sales teams in 20 US cities.

If we raise: **$750,000**

Use of Proceeds: We'd invest in further app development, develop and launch sales teams in 35 US cities.

If we raise: **$1,000,000**

Use of Proceeds: We'd invest in further app development, develop and launch sales teams in 50 US cities.

INSTRUCTION TO QUESTION 10: An issuer must provide a reasonably detailed description of any intended use of proceeds, such that investors are provided with an adequate amount of information to understand how the offering proceeds will be used. If an issuer has identified a range of possible uses, the issuer should identify and describe each probable use and the factors the issuer may consider in allocating proceeds among the potential uses. If the issuer will accept proceeds in excess of the target offering amount, the issuer must describe the purpose, method for allocating oversubscriptions, and intended use of the excess proceeds with similar specificity. Please include all potential uses of the proceeds of the offering, including any that may apply only in the case of oversubcriptions. If you do not do so, you may later be required to amend your Form C. Wefunder is not responsible for any failure by you to describe a potential use of offering proceeds.

DELIVERY & CANCELLATIONS

11. How will the issuer complete the transaction and deliver securities to the investors?

The following describes the process to invest in the Company, including how the Company will complete an Investor's transaction and deliver securities to the investor.

1. Investor Commitment. The Investor will submit, through Wefunder Portal, a requested investment amount. When doing so, the Investor will also execute an investment contract with the Company ("Investment Agreement"), using the Investor's electronic signature.
2. Acceptance of the Investment. If the Investor Agreement is complete, the Investor will typically be automatically accepted for an investment in the Company within a few minutes. At this point, the Investor will be emailed a pdf version of the Investment Agreement signed by the Investor and the Company, as well as a confirmation of the commitment. This information will also be available on the Investor's "My Investments" screen on the wefunder.com website.

3. Investor Transfer of Funds. Upon receiving confirmation that an investment has been accepted, the Investor will be responsible for transferring funds from a source that is accepted by Wefunder Portal into an escrow account held with a third party bank on behalf of issuers offering securities through Wefunder Portal.
4. Progress of the Offering. The Investor will receive periodic email updates on the progress of the offering, including total amounts raised at any given time, and will be notified by email and through the "My Investments" screen when the target offering amount is met.
5. Closing: Original Deadline. Unless we meet the target offering amount early, Investor funds will be transferred from the escrow account to the Company on the deadline date identified in the Cover Page to this Form C and the Company's Wefunder Portal Profile.
6. Early Closings. If the target offering amount is met prior to the original deadline date, we may close the offering earlier, but no less than 21 days after the date on which information about the Company, including this Form C, is posted on our Wefunder Portal Profile. We will reschedule the offering deadline, and at least five days prior to the new deadline, investors will receive notice of it by email and through the "My Investments" screen. At the time of the new deadline, your funds will be transferred to the Company from the escrow account, provided that the target offering amount is still met after any cancellations.
7. Book Entry. All investments will be in book entry form. This means that the Investor will not receive a certificate representing his or her investment. Each investment will be recorded in our books and records and will be recorded in each Investors' "My Investments" screen. The Investor will also be emailed the Investment Agreement again. The Investment Agreement will also be available on the "My Investments" screen.

12. How can an investor cancel an investment commitment?

NOTE: Investors may cancel an investment commitment until 48 hours prior to the deadline identified in these offering materials.

The intermediary will notify investors when the target offering amount has been met. If the issuer reaches the target offering amount prior to the deadline identified in the offering materials, it may close the offering early if it provides notice about the new offering deadline at least five business days prior to such new offering deadline (absent a material change that would require an extension of the offering and reconfirmation of the investment commitment).

If an investor does not cancel an investment commitment before the 48-hour period prior to the offering deadline, the funds will be released to the issuer upon closing of the offering and the investor will receive securities in exchange for his or her investment.

If an investor does not reconfirm his or her investment commitment after a material change is made to the offering, the investor's investment commitment will be cancelled and the committed funds will be returned.

An Investor's right to cancel. An Investor may cancel his or her investment commitment at any time until 48 hours prior to the offering deadline.

If there is a material change to the terms of the offering or the information provided to the Investor about the offering and/or the Company, the Investor will be provided notice of the change and must re-confirm his or her investment commitment within five business days of receipt of the notice. If the Investor does not reconfirm, he or she will receive notifications disclosing that the commitment was cancelled, the reason for the cancellation, and the refund amount that the Investor is required to receive. If a material change occurs within five business days of the maximum number of days the offering is to remain open, the offering will be extended to allow for a period of five business days for the Investor to reconfirm.

If the Investor cancels his or her investment commitment during the period when cancellation is permissible, or does not reconfirm a commitment in the case of a material change to the investment, or the offering does not close, all of the Investor's funds will be returned within five business days.

Within five business days of cancellation of an offering by the Company, the Company will give each Investor notification of the cancellation, disclose the reason for the cancellation, identify the refund amount the Investor will receive, and refund the Investor's funds.

The Company's right to cancel. The Investment Agreement you will execute with us provides the Company the right to cancel for any reason before the offering deadline.

If the sum of the investment commitments from all investors does not equal or exceed the target offering amount at the time of the offering deadline, no securities will be sold in the offering, investment commitments will be cancelled and committed funds will be returned.

In addition, we may cap at 480 the total number of investors who will be allowed to invest through the offering that are not "accredited investors," as defined in Rule 501(a) of Regulation D under the Securities Act of 1933. In the event that more than 480 non-accredited investors are initially accepted into an offering in step (2) described in Question 11, the Company may cancel investments based on the order in which payments by Investors were received, or other criteria at the discretion of the Company, before the offering deadline.

Ownership and Capital Structure

THE OFFERING

13. Describe the terms of the securities being offered.

To view a copy of the SAFE you will purchase, please see Appendix B, Investor Contracts. The main terms of the SAFEs are provided below.

The SAFEs. We are offering securities in the form of a Simple Agreement for Future Equity ("SAFE"), which provides Investors the right to **preferred stock** in the Company ("**Preferred Stock**"), when and if the Company sponsors an equity offering that involves **Preferred Stock**, on the standard terms offered to other Investors.

Conversion to Preferred Equity. Based on our SAFEs, when we engage in an offering of equity interests involving **Preferred Stock, Investors will receive a number of shares of Preferred Stock** calculated using the method that results in the greater number of **Preferred Stock**:

- (i) the total value of the Investor's investment, divided by the price of **Preferred Stock** issued to new Investors , or
- (ii) if the valuation for the company is more than **$6.5 million** (the "Valuation Cap"), the amount invested by the Investor divided by the quotient of (a) the Valuation Cap (**$6.5 million**) divided by (b) the total amount of the Company's capitalization at that time.

Additional Terms of the Valuation Cap. For purposes of option (ii) above, the Company's capitalization will be measured as all **shares of stock** outstanding at the time, not including any SAFEs or convertible notes, plus any **common stock** reserved and available for future grant under any equity incentive or similar plan of the Company or to be created or increased in connection with our equity offering at that time.

Investors who receive shares subject to the Valuation Cap will receive a per share liquidation preference and conversion price designed to provide protection against the price of the **Preferred Stock** being diluted to a value below the price per share at the time they receive **Preferred Stock**. This dilution would mainly occur due to the issuance of additional stock by the Company.

Investors who receive **Preferred Stock** subject to the Valuation Cap will also receive dividend rights.

Voting Rights. Investors who invest less than **$25,000** in the SAFEs will have no voting rights, including after they receive **Preferred Stock**. Instead, the Company's CEO will be provided a proxy to vote on the Investor's behalf.

Investors investing at least **$25,000** have standard voting rights in the Company once they receive **Preferred Stock**, if they are also "accredited investors" as defined in Regulation D under the Securities Act of 1933.

Private Sales for Major Investors. **Investors who invest at least $25,000 and are "accredited investors" will receive the right to purchase a pro-rata share of privately placed securities occurring after an equity offering covered by the SAFEs.**

Execution. Investors who invest less than **$25,000** will typically not execute transaction documents in order to receive Preferred Stock at the time of an applicable equity offering. Instead, a "Designated Lead Investor" will execute the documents for them, provided that the documents are consistent with the **Preferred Stock** received by new investors in the Company, modified, if applicable, based on the terms of the SAFE.

Liquidity Events. If the Company has an initial public offering or is acquired by, merged with, or otherwise taken over by another company or new owners prior to Investors in the SAFEs receiving **Preferred Stock**, Investors will receive, at their option, either

- (i) cash in the amount of their investment or

- (ii) shares of **common stock** equal to the amount invested by the Investor in the SAFEs divided by the quotient of (a) the Valuation Cap (**$6.5 million**) divided by (b) the number of outstanding shares of the Company's **common stock and Preferred Stock**, but excluding any shares of **common stock** reserved and available for future grant under any equity incentive or grant, SAFEs, and/or convertible promissory notes.

If there is not enough cash available to pay other holders of Preferred Stock and SAFE Investors who choose option (i), funds will be distributed first to other holders of **Preferred Stock** and then holders of the SAFEs on a pro-rata basis. Any remaining amounts will be paid in **common stock**. In this scenario, the amounts payable to SAFE Investors may be reduced under certain circumstances, such that Investors may not recoup part or all of their investment from the Company.

Termination of the Company. If the Company ceases operations, liquidates, dissolves, winds up or has its assets assigned to creditors prior to an issuance of securities involving **Preferred Stock**, the Company will pay first the other holders of existing **Preferred Stock**, based on the terms of the Company's certificate of incorporation, and then holders of the SAFEs. These payments will occur before any distributions to holders of common stock. If there are not sufficient Company assets to pay holders of the SAFEs the amount of their investments, as determined by the Company's board of directors, payments will be made on a pro-rata basis. In this case, Investors may not recoup part or all of their investment from the Company.

Repurchases. The SAFEs may be repurchased for their fair market value at any time. Fair value will be determined by an independent appraiser chosen by the Company. If, within three months after a repurchase, the Company offers equity that includes **Preferred Stock**, and the value received by Investors was less than the value of the shares they would have received in the equity offering, the Company will pay Investors the difference.

14. Do the securities offered have voting rights?

☐ Yes
☑ No

15. Are there any limitations on any voting or other rights identified above?

☑ Yes: No Voting Rights
☐ No

16. How may the terms of the securities being offered be modified?

Investors in SAFEs do not have voting rights (unless they invest over **$25,000** and are accredited investors) and cannot modify the terms of the SAFEs. Investors in the Company's other securities or investors in SAFEs that invest over **$25,000** and are accredited investors do have voting rights and may be able to modify the terms of the SAFEs.

The SAFE may be amended only upon the written consent of the Company and either (i) the "Designated Lead Investor" or (ii) the holders of a majority of interest. However, the Valuation Cap may not be amended by the Designated Lead Investor, and may only be amended upon the written consent of the Company and the holders of a majority of interest.

RESTRICTIONS ON TRANSFER OF THE SECURITIES BEING OFFERED:

The securities being offered may not be transferred by any purchaser of such securities during the oneyear period beginning when the securities were issued, unless such securities are transferred:

1. to the issuer;
2. to an accredited investor;
3. as part of an offering registered with the U.S. Securities and Exchange Commission; or
4. to a member of the family of the purchaser or the equivalent, to a trust controlled by the purchaser, to a trust created for the benefit of a member of the family of the purchaser or the equivalent, or in connection with the death or divorce of the purchaser or other similar circumstance.

NOTE: The term "accredited investor" means any person who comes within any of the categories set forth in Rule 501(a) of Regulation D, or who the seller reasonably believes comes within any of such categories, at the time of the sale of the securities to that person.

The term "member of the family of the purchaser or the equivalent" includes a child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the purchaser, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

DESCRIPTION OF ISSUER'S SECURITIES

17. What other securities or classes of securities of the issuer are outstanding? Describe the material terms of any other outstanding securities or classes of securities of the issuer.

Class of Security	Securities (or Amount) Authorized	Securities (or Amount) Outstanding	Voting Rights	Other Rights
Preferred Stock (list each class in order of preference):				
			Choose	No
Common Stock	10,000,000	0	Yes	No
Debt Securities			Choose	No
Other				
			Choose	No

Class of Security	Securities Reserved for Issuance upon Exercise or Conversion
Warrants:	
Options:	
Other Rights:	

Describe any other rights:

18. How may the rights of the securities being offered be materially limited, diluted or qualified by the rights of any other class of security identified above?

Because the Investor holds no voting rights, the holders of a majority-in-interest of voting rights in the Company could limit the Investor's rights in a material way. For example, those interest holders could vote to change the terms of the agreements governing the Company's operations or cause the Company to engage in additional offerings (including potentially a public offering).

These changes could result in further limitations on the voting rights the Investor will have as an owner of equity in the Company, for example by diluting those rights or limiting them to certain types of events or consents.

To the extent applicable, in cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional equity, an Investor's interest will typically also be diluted.

Based on the risk that an Investor's rights could be limited, diluted or otherwise qualified, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

Additional risks related to the rights of other security holders are discussed below, in Question 20.

19. Are there any differences not reflected above between the securities being offered and each other class of security of the issuer?

No.

20. How could the exercise of rights held by the principal shareholders identified in Question 6 above affect the purchasers of the securities being offered?

As holders of a majority-in-interest of voting rights in the Company, **the shareholders** may make decisions with which the Investor disagrees, or that negatively affect the value of the Investor's securities in the Company, and the Investor will have no recourse to change these decisions. The Investor's interests may conflict with those of other investors, and there is no guarantee that the Company will develop in a way that is optimal for or advantageous to the Investor.

For example, **the shareholders** may change the terms of the operating agreement for the company, change the terms of securities issued by the Company, change the management of the Company, and even force out minority holders of securities. **The shareholders** may make changes that affect the tax treatment of the Company in ways that are unfavorable to you but favorable to them. They may also vote to engage in new offerings and/or to register certain of the Company's securities in a way that negatively affects the value of the securities the Investor owns. Other holders of securities of the Company may also have access to more information than the Investor, leaving the Investor at a disadvantage with respect to any decisions regarding the securities he or she owns.

The shareholders have the right to redeem their securities at any time. **Shareholders** could decide to force the Company to redeem their **securities** at a time that is not favorable to the Investor and is damaging to the Company. Investors' exit may affect the value of the Company and/or its viability.

In cases where the rights of holders of convertible debt, SAFES, or other outstanding options or warrants are exercised, or if new awards are granted under our equity compensation plans, an Investor's interests in the Company may be diluted. This means that the pro-rata portion of the Company represented by the Investor's securities will decrease, which could also diminish the Investor's voting and/or economic rights. In addition, as discussed above, if a majority-in-interest of holders of securities with voting rights cause the Company to issue additional stock, an Investor's interest will typically also be diluted.

Based on the risks described above, the Investor could lose all or part of his or her investment in the securities in this offering, and may never see positive returns.

21. How are the securities being offered being valued? Include examples of methods for how such securities may be valued by the issuer in the future, including during subsequent corporate actions.

The initial amount invested in a SAFE is determined by the investor, and we do not guarantee that the SAFE will be converted into any particular number of **shares of Preferred Stock**. As discussed in Question 13, when we engage in an offering of equity interests involving **Preferred Stock**, Investors may receive a number of shares of **Preferred Stock** calculated as either (i) the total value of the Investor's investment, divided by the price of the **Preferred Stock** being issued to new Investors, or (ii) if the valuation for the company is more than **$6.5 million**, the amount invested divided by the quotient of (a) the Valuation Cap (**$6.5 million**) divided by (b) the total amount of the Company's capitalization at that time.

Because there will likely be no public market for our securities prior to an initial public offering or similar liquidity event, the price of the **Preferred Stock** that Investors will receive, and/or the total value of the Company's capitalization, will be determined by our **board of directors**. Among the factors we may consider in determining the price of **Preferred Stock** are prevailing market conditions, our financial information, market valuations of other companies that we believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant.

In the future, we will perform valuations of our **stock (including both common stock and Preferred Stock)** that take into account, as applicable, factors such as the following:

- unrelated third party valuations;
- the price at which we sell other securities in light of the relative rights, preferences and privileges of those securities;
- our results of operations, financial position and capital resources;
- current business conditions and projections;
- the marketability or lack thereof of the securities;
- the hiring of key personnel and the experience of our management;
- the introduction of new products;
- the risk inherent in the development and expansion of our products;
- our stage of development and material risks related to our business;
- the likelihood of achieving a liquidity event, such as an initial public offering or a sale of our company given the prevailing market conditions and the nature and history of our business;
- industry trends and competitive environment;
- trends in consumer spending, including consumer confidence;
- overall economic indicators, including gross domestic product, employment, inflation and interest rates; and
- the general economic outlook.

We will analyze factors such as those described above using a combination of financial and market-based methodologies to determine our business enterprise value. For example, we may use methodologies that assume that businesses operating in the same industry will share similar characteristics and that the Company's value will correlate to those characteristics, and/or methodologies that compare transactions in similar securities issued by us that were conducted in the market.

22. What are the risks to purchasers of the securities relating to minority ownership in the issuer?

An Investor in the Company will likely hold a minority position in the Company, and thus be limited as to its ability to control or influence the governance and operations of the Company.

The marketability and value of the Investor's interest in the Company will depend upon many factors outside the control of the Investor. The Company will be managed by its officers and be governed in accordance with the strategic direction and decision-making of its Board Of Directors, and the Investor will have no independent right to name or remove an officer or member of the Board Of Directors of the Company.

Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured.

The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

23. What are the risks to purchasers associated with corporate actions, including additional issuances of securities, issuer repurchases of securities, a sale of the issuer or of assets of the issuer or transactions with related parties?

Additional issuances of securities. Following the Investor's investment in the Company, the Company may sell interests to additional investors, which will dilute the percentage interest of the Investor in the Company. The Investor may have the opportunity to increase its investment in the Company in such a transaction, but such opportunity cannot be assured. The amount of additional financing needed by the Company, if any, will depend upon the maturity and objectives of the Company. The declining of an opportunity or the inability of the Investor to make a follow-on investment, or the lack of an opportunity to make such a follow-on investment, may result in substantial dilution of the Investor's interest in the Company.

Issuer repurchases of securities. The Company may have authority to repurchase its securities from shareholders, which may serve to decrease any liquidity in the market for such securities, decrease the percentage interests held by other similarly situated investors to the Investor, and create pressure on the Investor to sell its securities to the Company concurrently.

A sale of the issuer or of assets of the issuer. As a minority owner of the Company, the Investor will have limited or no ability to influence a potential sale of the Company or a substantial portion of its assets. Thus, the Investor will rely upon the executive management of the Company and the Board of Directors of the Company to manage the Company so as to maximize value for shareholders. Accordingly, the success of the Investor's investment in the Company will depend in large part upon the skill and expertise of the executive management of the Company and the Board of Directors of the Company. If the Board Of Directors of the Company authorizes a sale of all or a part of the Company, or a disposition of a substantial portion of the Company's assets, there can be no guarantee that the value received by the Investor, together with the fair market estimate of the value remaining in the Company, will be equal to or exceed the value of the Investor's initial investment in the Company.

Transactions with related parties. The Investor should be aware that there will be occasions when the Company may encounter potential conflicts of interest in its operations. On any issue involving conflicts of interest, the executive management and Board of Directors of the Company will be guided by their good faith judgement as to the Company's best interests. The Company may engage in transactions with affiliates, subsidiaries or other related parties, which may be on terms which are not arm's-length, but will be in all cases consistent with the duties of the management of the Company to its shareholders. By acquiring an interest in the Company, the Investor will be deemed to have acknowledged the existence of any such actual or potential conflicts of interest and to have waived any claim with respect to any liability arising from the existence of any such conflict of interest.

24. Describe the material terms of any indebtedness of the issuer:

Friends and family extended three Promissory Notes to Adventure Clubs during the first year. All three Promissory Notes are each due with one installment at the end of 16 months with 25% interest. The first loan matures December 2016 with a total due of $26,650. The second loan matures April 2017 with a total due of $33,333. The third loan matures July 2017 with a total due of $33,333.

INSTRUCTION TO QUESTION 24: name the creditor, amount owed, interest rate, maturity date, and any other material terms.

25. What other exempt offerings has the issuer conducted within the past three years?

Offering Date	Exemption	Security Type	Amount Sold	Use of Proceeds

26. Was or is the issuer or any entities controlled by or under common control with the issuer a party to any transaction since the beginning of the issuer's last fiscal year, or any currently proposed transaction, where the amount involved exceeds five percent of the aggregate amount of capital raised by the issuer in reliance on Section 4(a)(6) of the Securities Act during the preceding 12- month period, including the amount the issuer seeks to raise in the current offering, in which any of the following persons had or is to have a direct or indirect material interest:

1. any director or officer of the issuer;
2. any person who is, as of the most recent practicable date, the beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, calculated on the basis of voting power;
3. if the issuer was incorporated or organized within the past three years, any promoter of the issuer;
4. or (4) any immediate family member of any of the foregoing persons.

☑ Yes
☐ No

For each transaction specify the person, relationship to issuer, nature of interest in transaction, and amount of interest.

Dale V. Mathis, father-in-law, loan, $20,000 with 25% interest.

INSTRUCTIONS TO QUESTION 26: The term transaction includes, but is not limited to, any financial transaction, arrangement or relationship (including any indebtedness or guarantee of indebtedness) or any series of similar transactions, arrangements or relationships.

Beneficial ownership for purposes of paragraph (2) shall be determined as of a date that is no more than 120 days prior to the date of filing of this offering statement and using the same calculation described in Question 6 of this Question and Answer format.

The term "member of the family" includes any child, stepchild, grandchild, parent, stepparent, grandparent, spouse or spousal equivalent, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law of the person, and includes adoptive relationships. The term "spousal equivalent" means a cohabitant occupying a relationship generally equivalent to that of a spouse.

Compute the amount of a related party's interest in any transaction without regard to the amount of the profit or loss involved in the transaction. Where it is not practicable to state the approximate amount of the interest, disclose the approximate amount involved in the transaction.

FINANCIAL CONDITION OF THE ISSUER

27. Does the issuer have an operating history?

- ☑ Yes
- ☐ No

28. Describe the financial condition of the issuer, including, to the extent material, liquidity, capital resources and historical results of operations.

Overview. We are a growing company focused on creating local, family-oriented experiences in community with others. The power of group buying coupled with live events at a specific time and place for highly segmented audiences is our core business. This is enabled by technology, cloud-based infrastructure, peer to peer networks, remote salesforce, ecommerce, and local businesses providing exclusive experiences.

Our live events are called adventures and we have both non-revenue adventures and revenue generating adventures. Non-revenue adventures are available to all users to create and publish on the platform. Any transactional value for a non-revenue adventure is handled outside of the platform and there is no revenue generated for Adventure Clubs. Revenue is primarily generated through in-app, prepaid live events called premium adventures. This accounts for 100% of our total revenue during the year ended 2015. Other revenue models will happen with scale which will include user subscriptions, non-redeemed purchases and sponsored events.

The two-sided market of hosts and users is how we create value for the platform. As both grow, then more revenue generating adventures are offered by a local businesses who market their business with no upfront costs, guaranteeing sales during off peak times and increasing brand awareness and exposure. We generate revenue when live events are compelling for users to secure tickets through our proprietary booking system. All tickets are issued electronically and all adjustments are automated which saves time and human resources. Our live events revenue is the growing area of our business, with growth in the first half of 2016 up 9300% as compared to the same period in the previous second half of 2015. This growth is largely driven by the development of new technology, adoption of new payment systems, automated invoicing and billing, developments in the business model, increased user base, growing network of host deals.

Adventure Clubs was originally founded in 2015 to offer families a variety of choices and options on how to spend quality time with their young children with shared experiences. As its grown and developed, we had the following **key milestones** in the development of the business:

Bought Domain, June 2015
Incorporated as a Colorado LLC, June 2015
Launched test market, June 2015
Began designing and prototyping first app phase, August 2015
Launched second test market, September 2015
Started developing the first app phase, October 2015
Released Adventure Clubs app on iOS and Android, February 2016
Began second app phase, March 2016
Launched third test market, April 2016
Released ecommerce app update, July 2016
Hired key staff, August 2016
Completed 1,000 adventures in last four months, August 2016
Launched US test markets in Houston and Cincinnati, October 2016
Started developing the third app phase, October 2016
Incorporated as a Delaware C Corporation, November 2016

As an early-stage company, we have experienced losses thus far in our operating history and this will continue for the first 24 months of the company, then we will see these losses diminish as we reach scale.

Our total revenue was $787.14 during the year ended 2015. Our net income was -$16,505.49 during the year ended 2015.

Although our business revenue is minimal, we expect it to grow substantially in the coming years, due to development of proprietary technology, globally applicable proprietary unique events and greater market adoption. Although there is no guarantee that our predictions are correct, we generally expect to see new trends in our revenue and cash flows in the coming years. Nonetheless, it may be years before Investors see a return on their investment, if they do at all.

The following **trends or uncertainties** could affect our financial condition, including the liquidity, cash flow and capital resources described below:

Increased competition from larger, more established companies
Increased competition from smaller, more agile startups
Slower market adoption of technology offering among key target market
Untested US market
Declining fertility rate among Americans
Limited brand awareness

Liquidity. Our cash and cash equivalents at December 2015 of $14,062.14 were held for working capital purposes. We do not enter into investments for trading or speculative purposes. Our policy is to invest any cash in excess of our immediate requirements in investments designed to preserve capital and provide liquidity. Accordingly, our cash and cash equivalents are invested primarily in demand deposit accounts, certificates of deposit and money market funds that are currently providing only a minimal return.

We anticipate using our available cash for operations within the next 12 months. We base this estimate on anticipated major expenditures of software development and building a sales force and growing into new markets.

We expect that the proceeds of this offering will improve our liquidity and provide additional working capital for Adventure Clubs; capital to pursue maintaining and building software development, hiring sales representatives, and investing into marketing. The proceeds of this offering will enable the business to continue to pursue its main activities and are necessary to our viability. The offering will assist Adventure Clubs in reaching scale faster which will improve liquidity and positively impact the company's cash flow.

Our cash held as of July 2016 was 9300% greater than cash held as of the same date in prior six months. This increase resulted primarily from an increase in cash from selling revenue-generating experiences at local businesses.

Cash provided by operating activities. Net cash provided by operating activities was $787 for the year ended 2015, which was driven by sales of unique experiences.

Capital Resources. We have financed our operations through three long-term promissory notes and internally generated positive cash flow.

Historical Results of Operations. Our total revenue increased by 9300%, from the prior year in the year ended 2015. This increase was primarily driven by the release of a market-ready product generating sales, which increased customers by 3000% from the prior six months.

We expect our revenue to grow at increasing rates in the current fiscal year and in the coming few fiscal years, due to a market ready product, a viable business model, early stage momentum, and clear value created for all interested parties.

The major market trends are where Adventure Clubs finds its business model: cloud based, mobile technology that is data and analytic driven and focused on ecommerce. Because these trends will be the focus of the next decade, we are positioned to scale both users, hosts and revenue. Now with more than a prototype and a year of proprietary business knowledge and technology, rapid growth will happen more quickly and have a high probability of retention. The historic development is based on a brief window of time where a prototype was developed and tested with a small customer base. The customer base grew, the need and desire for the Adventure Clubs product offering was substantiated. To handle the growth, new technology developed further automated vital business functions which made scaling the core business possible for the first time. The major source of revenue is the unique experiences offered on the Adventure Clubs platform. The major source of expenses is also the major source of revenue as we take only a small percent of the overall transaction value. Additional major expenses are the software development needed to execute on the business model.

Limited Operating History. Adventure Clubs has a limited operating history. There can be no assurance that the Company will be able to achieve or sustain profitable operations or achieve or sustain cash flow required to conduct day-to-day business.

No Assurance of Profitability. There can be no assurance that the Company will generate sufficient revenues to result in profitability. Adventure Clubs is an entertainment company focused on creating local, family-oriented experiences in community with others. The power of group buying coupled with live events at a specific time and place for highly segmented audiences is our core business. There is no established profit generation resulting from sales. This could materially and adversely affect the Company's ability to earn a profit and make distributions to shareholders.

Limited Capitalization and Dilution. The Company is a newly formed entity, and will have limited capitalization. Initial capital will come from the Managers, Lines of Credit and the Members. The Company may issue Shares as the Managers may determine from time to time. The Company will have the power to issue additional Shares in the Company for any reason and at any price. Your Shares, and your percentage ownership of the company may be diluted by additional Shares in the Company being sold to new or existing investors.

Speculative Nature of Investment. The ever-changing economy and state of markets generally reflect conditions in which competition, inflation, unemployment, increases in development, construction and operating costs and fluctuating interest rates may make investments in the Company more speculative than other types of investments.

Lack of Liquidity. Investment in Shares is a long term, illiquid investment. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.

Adventure Clubs is a new company, new idea, with limited history, limited paid users, and limited revenues. There are many serious risks which include the need to raise money through both this offering and and an eventual offering under Regulation A. If the company does not raise enough money through these events, the company may not survive. In addition, the company may not be able to develop projects that become profitable, they may not find partners to jointly develop properties and help support projects financially. The company may invest in projects that end up losing money. The company may get sued for implementing new and disruptive ideas.

No Assurance of Regular Distributions. There can be no assurance that the Company will be able to make regular distributions, if any, or that cumulative distributions will exceed the investment of the Members.

The founders are not currently full time with the company. As such it is likely that Adventure Clubs will not make the same progress as it would were that not the case.

Re-incorporation

Adventure Clubs re-incorporated as a C-corp on 11/2/2016. Adventure Clubs was previously incorporated as Adventure Clubs LLC in Colorado.

INSTRUCTIONS TO QUESTION 28: The discussion must cover each year for which financial statements are provided. For issuers with no prior operating history, the discussion should focus on financial milestones and operational, liquidity and other challenges. For issuers with an operating history, the discussion should focus on whether historical results and cash flows are representative of what investors should expect in the future. Take into account the proceeds of the offering and any other known or pending sources of capital. Discuss how the proceeds from the offering will affect liquidity, whether receiving these funds and any other additional funds is necessary to the viability of the business, and how quickly the issuer anticipates using its available cash. Describe the other available sources of capital to the business, such as lines of credit or required contributions by shareholders. References to the issuer in this Question 28 and these instructions refer to the issuer and its predecessors, if any.

FINANCIAL INFORMATION

29. Include financial statements covering the two most recently completed fiscal years or the period(s) since inception, if shorter:

Refer to Appendix C, Financial Statements

STAKEHOLDER ELIGIBILITY

30. With respect to the issuer, any predecessor of the issuer, any affiliated issuer, any director, officer, general partner or managing member of the issuer, any beneficial owner of 20 percent or more of the issuer's outstanding voting equity securities, any promoter connected with the issuer in any capacity at the time of such sale, any person that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with such sale of securities, or any general partner, director, officer or managing member of any such solicitor, prior to May 16, 2016:

(1) Has any such person been convicted, within 10 years (or five years, in the case of issuers, their predecessors and affiliated issuers) before the filing of this offering statement, of any felony or misdemeanor:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(2) Is any such person subject to any order, judgment or decree of any court of competent jurisdiction, entered within five years before the filing of the information required by Section 4A(b) of the Securities Act that, at the time of filing of this offering statement, restrains or enjoins such person from engaging or continuing to engage in any conduct or practice:

i. in connection with the purchase or sale of any security? ☐ Yes ☑ No
ii. involving the making of any false filing with the Commission? ☐ Yes ☑ No
iii. arising out of the conduct of the business of an underwriter, broker, dealer, municipal securities dealer, investment adviser, funding portal or paid solicitor of purchasers of securities? ☐ Yes ☑ No

(3) Is any such person subject to a final order of a state securities commission (or an agency or officer of a state performing like functions); a state authority that supervises or examines banks, savings associations or credit unions; a state insurance commission (or an agency or officer of a state performing like functions); an appropriate federal banking agency; the U.S. Commodity Futures Trading Commission; or the National Credit Union Administration that:

i. at the time of the filing of this offering statement bars the person from:

A. association with an entity regulated by such commission, authority, agency or officer? ☐ Yes ☑ No

B. engaging in the business of securities, insurance or banking? ☐ Yes ☑ No

C. engaging in savings association or credit union activities? ☐ Yes ☑ No

ii. constitutes a final order based on a violation of any law or regulation that prohibits fraudulent, manipulative or deceptive conduct and for which the order was entered within the 10-year period ending on the date of the filing of this offering statement? ☐ Yes ☑ No

(4) Is any such person subject to an order of the Commission entered pursuant to Section 15(b) or 15B(c) of the Exchange Act or Section 203(e) or (f) of the Investment Advisers Act of 1940 that, at the time of the filing of this offering statement:

i. suspends or revokes such person's registration as a broker, dealer, municipal securities dealer, investment adviser or funding portal? ☐ Yes ☑ No

ii. places limitations on the activities, functions or operations of such person? ☐ Yes ☑ No

iii. bars such person from being associated with any entity or from participating in the offering of any penny stock? ☐ Yes ☑ No

(5) Is any such person subject to any order of the Commission entered within five years before the filing of this offering statement that, at the time of the filing of this offering statement, orders the person to cease and desist from committing or causing a violation or future violation of:

i. any scienter-based anti-fraud provision of the federal securities laws, including without limitation Section 17(a)(1) of the Securities Act, Section 10(b) of the Exchange Act, Section 15(c)(1) of the Exchange Act and Section 206(1) of the Investment Advisers Act of 1940 or any other rule or regulation thereunder? ☐ Yes ☑ No

ii. Section 5 of the Securities Act? ☐ Yes ☑ No

(6) Is any such person suspended or expelled from membership in, or suspended or barred from association with a member of, a registered national securities exchange or a registered national or affiliated securities association for any act or omission to act constituting conduct inconsistent with just and equitable principles of trade?

☐ Yes ☑ No

(7) Has any such person filed (as a registrant or issuer), or was any such person or was any such person named as an underwriter in, any registration statement or Regulation A offering statement filed with the Commission that, within five years before the filing of this offering statement, was the subject of a refusal order, stop order, or order suspending the Regulation A exemption, or is any such person, at the time of such filing, the subject of an investigation or proceeding to determine whether a stop order or suspension order should be issued?

☐ Yes ☑ No

(8) Is any such person subject to a United States Postal Service false representation order entered within five years before the filing of the information required by Section 4A(b) of the Securities Act, or is any such person, at the time of filing of this offering statement, subject to a temporary restraining order or preliminary injunction with respect to conduct alleged by the United States Postal Service to constitute a scheme or device for obtaining money or property through the mail by means of false representations?

☐ Yes ☑ No

If you would have answered "Yes" to any of these questions had the conviction, order, judgment, decree, suspension, expulsion or bar occurred or been issued after May 16, 2016, then you are NOT eligible to rely on this exemption under Section 4(a)(6) of the Securities Act.

INSTRUCTIONS TO QUESTION 30: Final order means a written directive or declaratory statement issued by a federal or state agency, described in Rule 503(a)(3) of Regulation Crowdfunding, under applicable statutory authority that provides for notice and an opportunity for hearing, which constitutes a final disposition or action by that federal or state agency.

No matters are required to be disclosed with respect to events relating to any affiliated issuer that occurred before the affiliation arose if the affiliated entity is not (i) in control of the issuer or (ii) under common control with the issuer by a third party that was in control of the affiliated entity at the time of such events.

OTHER MATERIAL INFORMATION

31. In addition to the information expressly required to be included in this Form, include:

- (1) any other material information presented to investors; and
- (2) such further material information, if any, as may be necessary to make the required statements, in the light of the circumstances under which they are made, not misleading.

All information presented to investors hosted on Wefunder.com is available in Appendix A: Business Description & Plan.

INSTRUCTIONS TO QUESTION 30: If information is presented to investors in a format, media or other means not able to be reflected in text or portable document format, the issuer should include:
(a) a description of the material content of such information;
(b) a description of the format in which such disclosure is presented; and
(c) in the case of disclosure in video, audio or other dynamic media or format, a transcript or description of such disclosure.

ONGOING REPORTING

32. The issuer will file a report electronically with the Securities & Exchange Commission annually and post the report on its website, no later than:

120 days after the end of each fiscal year covered by the report.

33. Once posted, the annual report may be found on the issuer's website at:

https://www.adventureclubs.com/invest

The issuer must continue to comply with the ongoing reporting requirements until:

1. the issuer is required to file reports under Section 13(a) or Section 15(d) of the Exchange Act;
2. the issuer has filed at least one annual report pursuant to Regulation Crowdfunding and has fewer than 300 holders of record and has total assets that do not exceed $10,000,000;
3. the issuer has filed at least three annual reports pursuant to Regulation Crowdfunding;
4. the issuer or another party repurchases all of the securities issued in reliance on Section 4(a)(6) of the Securities Act, including any payment in full of debt securities or any complete redemption of redeemable securities; or (5) the issuer liquidates or dissolves its business in accordance with state law.

APPENDICES

INVEST IN ADVENTURE CLUBS

Helping families create epic childhood memories through local experiences

"Adventure Clubs are communities of families who enjoy epic childhood adventures with young children. Families connect via a mobile app to search, discover, and create "adventures" tailored for their children. From baking classes to forest hikes, we make it easy for parents to curate and organize events designed specifically for families to meet and play together. Think of it as a mobile Meetup.com with events made just for kids, targeting their socialization, education and curiosity.

Janelle Schroy
PRESIDENT, ADVENTURE CLUBS


FOLLOW US FOR UPDATES
SHARE
TWEET
$0
raised of $100K-$1M goal
$100 min
INVEST
Wefunder Portal LLC

Future Equity (SAFE)

$6.5M valuation cap

A SAFE gives you the right to future shares in Adventure Clubs. If you invest, you're betting the company will be worth more than $6.5M in the future.

INVEST $25,000+ FOR VOTING RIGHTS AND PRO RATA

INVESTOR PERKS

$250+	Get a collector's series of Adventure Clubs pins
$500+	Get a Adventure Clubs window decal and set of collector's pins
$1,000+	Get a limited edition Adventure Clubs t-shirt and toddler t-shirt
$5,000+	Get to name a Premium Adventure we'll use for one year

OUR AMBITION

We give parents a fun, modern way to nurture both their relationship with their child and nurture the child's own development. 90% of a child's brain is developed before the age of five; their first few years are crucial to their future. The adventures you find on the app are purposely geared towards stimulating and socializing children, encouraging them to explore their curiosities to the fullest.

KEY FACTS

- 8,400 registered users
- 21% of active users make repeat purchases
- 1,000 adventures in four months
- 15,000% user growth in 12 months

DOCUMENTS

- Adventure_Clubs_App.jpg
- Adventure_Clubs_Growth_Track.jpg
- Adventure_Clubs_Investor_Deck.pdf
- Premium_Adventure_Leader_Deck.pdf

https://adventureclubs.com

THE BUZZ ABOUT ADVENTURE CLUBS

A two-sided market is what I love most about Adventure Clubs; the more users means more adventures and the platform grows in value.

Wayne Gosling

Groupon SA CEO

Disney backed ChoreMonster because they saw our potential. I see that same potential in Adventure Clubs.

Chris Bergmann

Founder of ChoreMonster

THE ADVENTURE CLUBS APP

A natively-built Android and iOS app helps parents seamlessly find great experiences and RSVP for them within seconds.


adventure clubs
Families browse to find adventures they will enjoy


adventure clubs
Families choose adventures and RSVP to them


adventure clubs
Families create their own adventures to experience with others


adventure clubs
Adventurers invite family and friends to join them


adventure clubs
Keep in touch through in-app messaging

THE NUMBERS

81%	8400 Users	21%	5
App Conversion	15000% growth in first 12 months	of active users make in app purchases	Cities offering Premium Adventures

ADVENTURING = AN EPIC CHILDHOOD











MEET THE FOUNDERS

Jedd and Janelle are strategic influencers who loves driving progress. They have scary accurate business instincts and love community!



Janelle Schroy

President

Janelle is the product creator and key spokeswoman for the business. As a seasoned entrepreneur, Janelle has a profound business sense and management style that drives results.



Jedd Schroy

Founder

Jedd is an entrepreneur with a background in finance, fundraising, investments and marketing. He is a lover of technology and manages the app development for Adventure Clubs.

DETAILS

– COLLAPSE ALL

What is Adventure Clubs?

Adventure Clubs is a company serving families who want to be intentional about creating childhood memories while their kids are small (from six months - six years old).

Who creates adventures?

Adventures are created and led by Adventure Leaders and may happen any day of the week. On any given adventure, there are usually 5-20 families including moms or dads, and their children.

What's new about what you're making? How is it different?

Families are looking for unique, shared experiences designed specifically for kids at a great price and with a community of other families. That's what we do and it's different from anything on the market.

What do you understand about your business that others don't?

We understand families with young kids, that's why it's free, flexible and loaded with fun. Our 'special sauce' is the unique ideas and also the Adventure Leader. The Adventure Leader puts the adventure together and leads it on the day - drawing people into relationship with each other and ensuring everything goes smoothly.

Who are your competitors? How are you different?

Our competitors produce ticketed and free events. They create group discounts that are redeemed individually. They create networking opportunities. Families don't use Eventbrite, Groupon or Meetup the way they use Adventure Clubs. The value of each competitor's app is isolated and not relevant to young families' needs in the same way. Adventure Clubs fills that need, not with a to-do list, but with an ever-changing offering for families with young children.

How big is the market?

16 million upmarket, married American parents of children six years and below, wake up every day knowing that childhood happens once and it's their opportunity to craft beautiful childhood memories. Looking at the numbers, the average family will spend $39,000 on each child before their seventh birthday. That's the US market alone.

How do you make money?

We curate or co-create Premium Adventures. Local businesses create adventures and pay a thank-you fee of the revenue generated.

How do you grow into a new city?

Two things need to be in place: adventuring families and local business hosts. In each city where we offer Premium Adventures, a local mom crafts unique experiences and then builds a team to offer the newly created adventures to the wider community.

How do you acquire new users?

Adventure Clubs grows through engaged users inviting their friends to adventures they create or RSVP to on the app. Beyond personal invites, Adventure Clubs markets on various digital platforms including social media, parent-focused websites, mommy bloggers and celebrity endorsements. Social media, organic search and paid for advertising are key to the marketing efforts.

What does Harvard research tell us about early childhood development? ^

Harvard Research proves that 90% of a child's brain is developed before the age of five, so what parents do in these years can literally define the trajectory of a child's life.

Is this homeschooling? ^

It's not homeschool. It's not school. It's adventuring. Young kids need education, socialization and stimulation, and so do their parents. That's why Adventure Clubs exists. This is an opportunity for them to handcraft the life that their child dreams of… one that's full of adventure, experienced with the person they love most!

ASK A QUESTION

Type your question here...

ASK QUESTION

RISKS SPECIFIC TO ADVENTURE CLUBS

1. Limited Operating History. Adventure Clubs has a limited operating history. There can be no assurance that the Company will be able to achieve or sustain profitable operations or achieve or sustain cash flow required to conduct day-to-day business.

2. No Assurance of Profitability. There can be no assurance that the Company will generate sufficient revenues to result in profitability. Adventure Clubs is a company focused on creating local, family-oriented experiences in community with others. The power of group buying coupled with live events at a specific time and place for highly segmented audiences is our core business. There is no established profit generation resulting from sales. This could materially and adversely affect the Company's ability to earn a profit and make distributions to shareholders.

3. Limited Capitalization and Dilution. The Company is a newly formed entity, and will have limited capitalization. Initial capital will come from the Managers, Lines of Credit and the Members. The Company may issue Shares as the Managers may determine from time to time. The Company will have the power to issue additional Shares in the Company for any reason and at any price. Your Shares, and your percentage ownership of the company may be diluted by additional Shares in the Company being sold to new or existing investors.

4. Speculative Nature of Investment. The ever-changing economy and state of markets generally reflect conditions in which competition, inflation, unemployment, increases in development, construction and operating costs and fluctuating interest rates may make investments in the Company more speculative than other types of investments.

5. Lack of Liquidity. Investment in Shares is a long term, illiquid investment. Investors should be aware that they will be required to bear the financial risks of this investment for an indefinite period of time.

6. Adventure Clubs is a new company, new idea, with limited history, limited paid users, and limited revenues. There are many serious risks which include the need to raise money through both this offering and and an eventual offering under Regulation A. If the company does not raise enough money through these events, the company may not survive. In addition, the company may not be able to develop projects that become profitable, they may not find partners to jointly develop properties and help support projects financially. The company may invest in projects that end up losing money. The company may get sued for implementing new and disruptive ideas.

7. No Assurance of Regular Distributions. There can be no assurance that the Company will be able to make regular distributions, if any, or that cumulative distributions will exceed the investment of the Members.

8. The founders are not currently full time with the company. As such it is likely that Adventure Clubs will not make the same progress as it would were that not the case.

OTHER DISCLOSURES

Read the **Form C** filed with the SEC for other important disclosures, like financial statements, Directors, Officers, shareholders with more than 20% of voting rights, use of funds, and more.

THE FUNDING PORTAL

Adventure Clubs is conducting a Regulation Crowdfunding offering via **Wefunder Portal LLC**. CRD Number: #283503.

$100 min INVEST

Can I change my mind and get a refund?
How do I earn a return?
How is Wefunder compensated?
How do convertible notes work?
Have another question?

Join **78,836** investors who funded **143** startups with over **$27 million**

Via Reg Crowdfunding & Reg D.

Sign up with Facebook

Privacy: We won't share your data, or post to your wall, without your permission.

or

Full name

Email

Password

SIGN UP

Mashable npr Forbes Bloomberg Businessweek CNNMoney PBS TIME Los Angeles Times The Boston Globe Inc. TechCrunch THE WALL STREET JOURNAL. FINANCIAL TIMES

Janelle Schroy

Co-Founder & Managing Director of Paradigm Shift / Founder & President of Adventure Clubs LLC

Cape Town Area, South Africa | Management Consulting

Current: Adventure Clubs LLC, Founder of Paradigm Shift

Previous: Cesar Chavez Public Charter Schools for Public Policy, Making Cents International, John Snow, Inc. (JSI)

Education: Westmont College

Send Janelle InMail

24 connections

https://za.linkedin.com/in/janelle-schroy-a3a33b37

Background

Experience

Founder & President
Adventure Clubs LLC
July 2015 – Present (1 year 5 months) | Cape Town Area, South Africa

Adventure Clubs is a lifestyle brand that makes an adventurous life easy for families with small children. The Adventure Clubs app is the #1 tool every family needs to spend quality time "adventuring" with their kids—wherever, whenever.

Adventure Clubs™ is a child's dream come true—each day offering a new adventure—something to explore, something to create, something to learn. And best of all, they get to do it with the person they love the most—their parent!

Very soon, all adventures will be offered through a MOBILE APP which will allow families to create and/or participate in adventures around every major (English-speaking) city in the world, experienced alongside other families doing the same. The expected launch date for global roll-out is December 2015.

More information about this is coming soon! For now, have a look at how Adventure Clubs has been piloted in Cape Town, South Africa: https://www.facebook.com/officialadventureclubs

Co Founder / Managing Director
Founder of Paradigm Shift
January 2013 – Present (3 years 11 months) | Washington D.C. Metro Area

I co-founded Paradigm Shift and continue to drive the strategy and vision of the organisation, especially as we expand internationally into key regions of Africa.

I also manage a team of 9 full-time employees based in Cape Town, 30 consultants based in 4 key urban areas around South Africa and 800 volunteers based all over South Africa.

High School Educator
Cesar Chavez Public Charter Schools for Public Policy
August 2005 – July 2007 (2 years) | Washington DC

I taught English to Grade 9 students in one of the toughest school districts in the United States. This school was built (the year I started) as a state-of-the-art charter school delivering top quality education to the toughest district, only blocks from the nation's policy makers on Capitol Hill.

The literacy levels of the students (on average) was more than 3 grade levels below what they should have been. The high school literacy team's formidable task was to bring them up to grade level or beyond by the end of their first year at Chavez.

Associate Project Director
Making Cents International
January 2005 – June 2006 (1 year 6 months) | Washington D.C. Metro Area

I worked on many exciting projects in the realm of economic development which Making Cents was running all over the globe.

For example, I coordinated a project with Hewlett-Packard, developing curriculum for microentreprenuers to engage with technology to help grow their businesses.

Project Associate
John Snow, Inc. (JSI)
August 2003 – December 2005 (2 years 5 months) | Washington D.C. Metro Area

I worked at JSI on various international development projects in regards to health and human services. For example, one I managed was funded by the Asian Development Bank and was a project to improve the pre and post-natal care for moms and their babies living in poverty in Uzbekistan.

Education

Westmont College
Bachelor's Degree, International Relations and Affairs
1999 – 2003

Publications

RESILIENCE: Portraits of a New South Africa
Paradigm Shift Publishing
2014

Presented by Paradigm Shift and dedicated to Nelson Mandela, this thought-provoking book offers a timely tribute to South Africa transformative journey-now 20 years post apartheid.

South Africa is a country where resources are vast but poverty is rampant, and churches are becoming catalysts for change. Together with entrepreneurs, they are charting a new course for the collective future of... more

5 authors, including:

- Janelle Schroy – Co-Founder & Managing Director of Par...
- Marisa Barnett
- Michelle Lenk
- Jedd Schroy

Skills

Top Skills

- 1 Entrepreneurship
- 1 Social Entrepren
- 1 New Business Development
- 1 Curriculum Development
- 1 Business Development
- 1 Business Planning
- 1 Small Business
- 1 Event Planning
- 1 Event Management
- 1 Event Production

Janelle also knows about...

Creative Writing | Staff Management | Staff Development | Human Resources | Educational Leadership

Volunteer Experience & Causes

Business Trainer / Life Coach / Mentor
Paradigm Shift /
January 2007 – Present (9 years 11 months) | Economic Empowerment

I help empower microentrepreneurs through offering the Paradigm Shift program which includes Business Training, Microcredit, Mentoring, and Biblical Discipleship.

Causes Janelle cares about:

- Arts and Culture
- Children
- Economic Empowerment
- Education
- Human Rights
- Poverty Alleviation

Organizations Janelle supports:

- Paradigm Shift /
- Q Ideas
- // Praxis //
- National Community Church



Jedd Schroy

Executive Director at Paradigm Shift

Cape Town Area, South Africa | International Trade and Development

Previous Praxis

Education Oral Roberts University

Send Jedd InMail

316 connections

https://za.linkedin.com/in/jedd-schroy-1a760199

Contact Info

Background

Summary

Co-founder of Paradigm Shift I Social Entrepreneur I Creator I Dreamer I Writer I Speaker

Experience

Executive Director
Paradigm Shift

March 2007 – Present (9 years 9 months)

Paradigm Shift is the church-initiated economic development model in South Africa and beyond.

Paradigm Shift changes the way the church serves the entrepreneurial poor through business training, microfinance, mentoring and discipleship.

Fellow
Praxis

November 2011 – April 2012 (6 months) I Greater New York City Area

http://www.praxislabs.org/nonprofit-accelerator/2012-fellows/

Education

Oral Roberts University
Bachelor's degree, International Relations and Affairs

2001 – 2004

Additional Info

- **Personal Details**

Birthday November 7


adventure
clubs


Take part in an
adventure
View all upcoming adventures
for kids 6 and under
●●●●● Carrier
13:37
Filter
Adventures
Calendar
Tue 12 Nov
Going
2.5 mi
Messy Play Painting Adventure
Color Me Crazy
8 months - 3 years
Creative
3 mi
Meet the Ballerinas: Full Ballet +
Backstage Tour
Adventures
My Adventures
Create
Messages
My Profile


12:30
Create: Step 1
Pick a Category
Animals
Creative
Education
Environment
Food
Museums & Culture
Music & Dance
Parks & Playgrounds


12:30
Create: Step 2
CANCEL
Animals
Write Your Adventure Title Here
(max 40 characters)
12 Dec 2015 | 14:00 - 17:00
Enter location here
Describe your adventure here
(1 200 characters)
Min amount of little adventurers
3
Min amount of little adventurers
25
Next

Create your own

adventure

Create adventures that others can see and join


●●●●● Carrier
13:37
Invite
Cancel
Invite adventurers now or invite them later
Invite via your phone contacts
Search
Ashleigh DeWet
Invite
Sam Govender
Invite
Jeanne Wilhelm
Invite
Send Invites
●●●●● Carrier
13:37
Step 2
Create Step 3
Cancel
Indoor
or
Outdoor
What to bring?
Anything specific that the adventurers should bring
What to pay
Appropriate prices?
What to wear
Specify items to wear (like boots, swimsuits, etc.)?
Wheels
Is it wheel friendly?
Where to park
Any helpful parking information?
Next

My own

adventure

See all adventures you have created and responded to


●●●●● Carrier
13:37
Adventure
Share
Animals
A day of fun and laughter at Central Park Zoo
Today | 15:00 - 16:00
260 W 23rd St, New York, NY 10011
Adventure Leader
Sophie Andersson
Far far away, behind the word mountains, far from the countries
Edit Adventure


●●●●● Carrier
13:37
My Adventures
I'm Invited
I'm Going
I'm Leading
Tue 12 Nov
2.5 mi
A Day of Fun and Laughter
Betty's Play Place
6 months - 6 years
Parks & Playgrounds
Adventures
My Adventures
Create
Messages
My Profile

Keep track of your

adventure



Carrier
13:37
My Adventures
I'm Invited
I'm Going
I'm Leading
2.5 mi
A Day of Fun and Laughter
Betty's Play Place
6 months - 6 years
Parks & Playgrounds
Adventures
My Adventures
Create
Messages
My Profile

In touch with your

adventure

Receive invites, notifications and messages from co-adventurers


12:30
Messages
Adventure Invitation
Sarah has invited you to their adventure:
A Day Of Fun And Laughter.
Adventure Info Changed
Good News! New info has just been added for this adventure you are attending: Outoor Fun!
Co-Adventure RSVP
Yay! Sarah is coming to Playdough Factory!
Private Adventure.


12:30
Public Adventure
Messages
Write a message...
Sam Govender
12:13
My daughter is so excited about this about this adventure! She's running around the house in her ballet clothes.
Jeanne Wilhelm
12:05
Good question. The theatre doesn't allow kids under 3 years old, so rather bring the baby to the next adventure!
Ashleigh DeWet
11:34
Hi everyone! Just wondering if I can bring my newborn with me to this?
Edit Adventure


adventure


adventure
clubs

adventure clubs

In the first 12 months, users grew 8,400 (▲15,000%)


5% User Weekly Growth Rate
1,000 Adventures in first six months
2,500 Transactions in 3 months
200 Business Accounts
February 2016
June 2016
September 2016
December 2016